EXHIBIT 10.22

INSTRUMENT OF NONQUALIFIED STOCK OPTION GRANT

Instrument of Grant issued as of this 7th day of October, 2016, from SolarMax Technology, Inc., a Nevada corporation, with offices at 3080 12th Street, Riverside, CA 92507 (the “Company”), to [name of Option Holder] (the “Option Holder”).

W I T N E S S E T H:

WHEREAS, the Company has, on the date of this Instrument of Grant, granted Option Holder a nonqualified stock option to purchase from the Company shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), pursuant to the Company’s 2016 Long-Term Incentive Plan (the “Plan”) and is subject to the terms and conditions of the Plan; and

WHEREAS, the exercise of the option is subject to certain conditions precedent;

WHEREFORE, the Company does hereby grant to the Option Holder the following Option:

1.Stock Option. Subject to the terms and conditions set forth in this Instrument of Grant, the Company hereby grants to the Option Holder a non-qualified stock option (the “Option”) to purchase from the Company [·] shares (the “Shares”) of Common Stock at an exercise price (the “Exercise Price”) of $5.00 per share, being the fair value per share of Common Stock on the date of grant.

2.Exercise Period. The Option shall be exercisable cumulatively as to (a) 50% of the shares of Common Stock initially subject to the Option on the later to occur of (i) six months after a Public Stock Event or (ii) October 7, 2017, such date being the “Initial Exercise Date”) provided that the Option Holder is [employed by the Company or an affiliate of the Company on that dates][engaged by the Company or an affiliate of the Company as a consultant on that date], and (b) the remaining 50% of the shares of Common Stock initially subject to the Option on the first anniversary of the Initial Exercise Date., and this Option shall expire on the earlier of (a) 5:00 P.M., Pacific time, on October 6, 2023 (the “Expiration Date”) or (b) the date that the Option Holder ceases to be an [employee][director][officer][consultant] of the Company other than as a result of the death or a disability of the Option Holder; provided, however, that if such date is a day on which banks in the State of California are authorized or permitted to be closed, then the Exercise Period shall end at 5:00 P.M. Pacific time on the next day which is not such a day. Notwithstanding the foregoing, the Option cannot be exercised prior to the date that an S-8 registration statement covering the shares issuable pursuant to the Plan becomes effective. In the event of the Option Holder’s death or a termination of the Option Holder’s employment as a result of a disability, the Option may be exercised, to the extent it is exercisable on the date of death or termination as a result of a disability, until the earlier of (i) six month from the date of death or the date or termination of employment as a result of a disability or (ii) the Expiration Date. A Public Stock Event shall mean the first to occur of (i) the effective date of a registration statement covering an underwritten public offering of the Company’s common stock on a firm commitment basis; (ii) the closing date with respect to a public offering of the Company’s common stock other than pursuant to a firm commitment underwritten offering; (iii) the date on which the Company’s common stock is first trading on a United States or Canadian stock exchange or stock market or in a United States or Canadian over-the-counter market; (iv) the date on which the common equity of a Successor Corporation is publicly traded on a United States or Canadian stock exchange or stock market or in a United States or Canadian over-the-counter market; (v) a Change in Control, as defined in the Plan, or (vi) such other transaction or event which the Company’s board of directors determines, in its sole discretion, is a Public Stock Event.

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3. Termination. The Option shall terminate, and Option Holder shall have no further rights under the Option, on the Expiration Date, subject to earlier termination to the extent provided in Section 2 of the Option and subject to the provisions of the Plan.

4. Manner of Exercise.

(a) The Option shall be exercised by written notice of exercise in the form of Exhibit A to this Instrument of Grant addressed to the Company and signed by the Option Holder and delivered to the Company along with this Instrument of Grant and payment in full of the Exercise Price of the Optioned Shares as to which the Option is being exercised. If the Option is exercised in part only, the Company will either issue a new Instrument of Grant with respect to the unexercised portion of the Option or shall make a notation on this Instrument of Grant reflecting the partial exercise. The Exercise Price is payable by certified or official bank check or by personal check; provided, however, that no Optioned Shares shall be issued to Option Holder until the Company has been advised by its bank that the check has cleared.

(b) The Option may also be exercised by the delivery to the Company of shares of Common Stock having a fair market value as of the date of exercise, equal to the Exercise Price of the Optioned Shares to the extent that the Option is being exercised by written notice of exercise in the form of Exhibit B to this Instrument of Grant addressed to the Company and signed by the Option Holder. The market value of the Common Stock shall be determined as follows:

(i) If the Common Stock is listed on a national securities exchange or is quoted on the OTCQX, OTCQB, or OTC Pink or other service which provides information as to the last sale price, the current value shall be the reported last sale prices of one share of Common Stock on such exchange, market or system on the trading day prior to the date of exercise of the Option, or if, on any of such dates, no such sale is made on such day, the last reported sale on such exchange, market or system shall be used; or

(ii) If the Common Stock is not so listed or admitted to unlisted trading privileges or traded, the current value shall be the mean average of the reported last bid and asked prices of one share of Common Stock as reported by a reporting services selected by the Company, on the last trading day prior to the date of the exercise of the Option; or

(iii) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value of one share of Common Stock shall be an amount, not less than net tangible book value per share determined in such reasonable manner as may be prescribed by the board of directors of the Company.

(c) The Option may also be exercised through a brokerage transaction in a manner approved by the Compensation Committee

5. Adjustment Provisions. The number of shares of Common Stock subject to the Option and the Exercise Price shall be adjusted in accordance with generally accepted accounting principles in the event of a stock dividend, stock split, stock distribution, reverse split or other combination of shares, recapitalization or otherwise, which affects the Common Stock.

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6. Not Transferable. The Option is not transferable by the Option Holder, and may be exercised only by the Option Holder except that, in the event of the Option Holder’s death or disability, the Option may be exercised by Option Holder’s legal representative or by the persons to whom the Option is transferred by will or the laws of descent and distribution..

7. No Rights as a Stockholder. The Option Holder shall have no interest in and shall not be entitled to any voting rights or any dividend or other rights or privileges of a stockholder of the Company with respect to any shares of Common Stock issuable upon exercise of this Option prior to the exercise of this Option and payment of the Exercise Price of the Optioned Shares.

8. No Rights to Continued Employment. Nothing in this Instrument of Grant shall be constructed as an employment agreement or to grant any rights to continue as an [employee] [director] [officer] [consultant] of the Company.

9. Legality. Anything in this Option to the contrary notwithstanding, the Option Holder agrees that he or she will not exercise the Option, and that the Company will not be obligated to issue any shares of Common Stock pursuant to this Option, if the exercise of the Option or the issuance of such shares shall constitute a violation by the Option Holder or by the Company of any provisions of any law or of any regulation of any governmental authority. Any determination by the Board of Directors or the Compensation Committee (the “Committee”) of the Board of Directors, if appointed, shall be final, binding and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of shares pursuant thereto to comply with such law or regulation. In this connection, the Option Holder understands that the Optioned Shares, if and when issued, will be restricted securities, as defined in Rule 144 of the Securities and Exchange Commission pursuant to the Securities Act unless issued pursuant to a registration statement on Form S-8. The Company shall not be required to issue any Shares if the Company is not satisfied that the issuance thereof is permitted pursuant to the Securities Act without registration under the Securities Act.

10. Action by Company. The existence of the Option shall not effect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapi-talization, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11. Interpretation. As a condition of the granting of the Option, the Option Holder and each person who succeeds to the Option Holder’s rights hereunder, agrees that any dispute or disagreement which shall arise under or as a result of or pursuant to this Option shall be determined by the Committee in its sole discretion and that any interpretation by the Committee of the terms of this Agreement shall be final, binding and conclusive. If no Committee is acting, its functions shall be performed by the Board of Directors, and each reference in this Option to the Committee shall, in that event, be deemed to refer to the Board of Directors. The rights of the Option Holder with respect to the Option are subject to the Plan and the interpretations of the Plan by the Committee.

12. Notice. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and any be delivered personally or by mail, postage prepaid, addressed as follows: to the Company, at 3080 12th Street, Riverside, CA 92507, Attention: Chairman and Chief Executive Officer, or at such other address as the Company, by notice, may designate in writing from time to time; to the Option Holder, at the address shown on the records of the Company or at such other address as the Option Holder, by notice to the Company, may designate in writing from time to time.

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IN WITNESS WHEREOF, the Company has executed this Instrument of Grant as of the date first above written.

SOLARMAX TECHNOLOYG, INC.

By:
David Hsu, Chief Executive Officer

Address	OPTION HOLDER

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Exhibit A

Date: _____________

SolarMax Technology, Inc.
3080 12th Street
Riverside, CA 92507
Attention: Chairman and CEO

Re: Stock Option Exercise – Cash Exercise

Gentlemen:

I hereby exercise the option to the extent of _________ shares, and I am tendering with this Notice full payment of the Exercise Price with respect to the Optioned Shares as to which this Option is being exercised. I further represent and warrant to the Company that I am aware of the tax consequences of my exercise of the option.

Very truly yours,

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Exhibit B

Date: ____________

SolarMax Technology, Inc.
3080 12th Street
Riverside, CA 92507
Attention: Chairman and CEO

Re: Stock Option Exercise – Delivery of Stock

Gentlemen:

I hereby exercise the option to the extent of _________ shares, and I am tendering with this Notice full payment of the Exercise Price in the form of shares of Common Stock having a value, determined as provided in the Instrument of Grant, equal to $ , as follows:

Total Exercise Price:

Current Value of Common Stock:

Number of shares of Common Stock being delivered:

I further represent and warrant to the Company that I am aware of the tax consequences of my exercise of the option.

Very truly yours,

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